EXHIBIT 10.33

FORM OF

RESTRICTED STOCK UNIT AGREEMENT

HUTTIG BUILDING PRODUCTS, INC.

2005 NONEMPLOYEE DIRECTORS’ RESTRICTED STOCK PLAN

(Date)

The parties to this Restricted Stock Agreement (the “Agreement”) are Huttig Building Products, Inc., a Delaware corporation (the “Corporation”) and «First_Name_» «Last_Name_», a non-employee member of the Board of Directors of the Corporation (the “Participant”).

Pursuant to the terms of the Huttig Building Products, Inc. 2005 Nonemployee Directors’ Restricted Stock Plan (the “Plan”), the Corporation wishes to grant Restricted Stock Unit Awards to certain nonemployee members of the Board of Directors of the Corporation (the “Board”) in consideration of their service on the Board.

1. DEFINITIONS.

Capitalized terms used in this Agreement and not otherwise defined herein shall have the meanings contained in the Plan.

2. AWARD OF RESTRICTED STOCK UNITS

Subject to the provisions of the Plan and this Agreement, the Corporation hereby awards to the Participant (#) Restricted Stock Units (“RSUs”). Each RSU represents the obligation of the Corporation to transfer one share of common stock of the Corporation, $.01 par value (the “Common Stock”), at the time provided in this Agreement, provided such RSU is vested at that time.

3. TERMS AND CONDITIONS

(a) Vesting. The RSUs granted to the Participant hereunder shall vest in full on (DATE), immediately prior to the Corporation’s annual meeting of stockholders, provided that the Participant provides continuous service as a nonemployee director through such date. In addition, any unvested RSUs shall vest in full upon a Change in Control of the Corporation.

(b) Forfeiture Upon Termination of Service. All unvested RSUs shall be forfeited upon termination of Participant’s service on the Board for any reason prior to the vesting date specified in Paragraph 3(a).

4. DELIVERY OF SHARES

As soon as practicable after the Participant’s Separation from Service (within the meaning of Section 409A of the Internal Revenue Code of 1986, as amended) with the Board, the Corporation shall transfer shares of Common Stock to the Participant equal to the number of vested RSUs at the time of such Separation from Service, subject to the satisfaction of any applicable conditions as to the Common Stock, including, but not limited to, the payment by the Participant of any applicable withholding taxes (including, without limitation, in the discretion of the Corporation, withholding from the number of shares of Common Stock otherwise transferable to the Participant, a number of shares of Common Stock having a fair market value equal to the amount of such withholding taxes)

All shares of Common Stock delivered hereunder shall be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Common Stock is then listed and any applicable federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions

5. NO SHAREHOLDER RIGHTS.

The Participant shall not have any of the rights of a shareholder of the Corporation with respect to RSUs, such as the right to vote or the right to receive dividends.

6. ADMINISTRATION AND INTERPRETATION OF PLAN AND AGREEMENT

All terms, conditions and restrictions of the Plan are incorporated herein and made apart hereof as if stated herein. In the event of any conflict between the terms of this Agreement and those of the Plan, the provisions of the Plan shall prevail. The Management Organization and Compensation Committee (the “Committee”) of the Board shall have full authority and discretion, subject only to the terms of the Plan, to decide all matters relating to the administration or interpretation of the Plan and this Agreement, and all such action by the Committee shall be final, conclusive, and binding upon the Corporation and the Participant.

This Agreement is deemed to be issued in, the award evidenced hereby is deemed to be granted in, and both shall be governed by the laws of, the State of Delaware. There have been no representations to the Participant other than those contained herein.

7. UNITS NOT TRANSFERABLE.

RSUs awarded hereunder shall not be transferable by the Participant. Except as may be required by the federal income tax withholding provisions of the Code or by the tax laws of any State, the interests of the Participant and his or her beneficiaries under this Agreement and the Plan are not subject to the claims of their creditors and may not be voluntarily or involuntarily sold, transferred, alienated, assigned, pledged, anticipated, or encumbered. Any attempt by the Participant or a Beneficiary to sell, transfer, alienate, assign, pledge, anticipate, encumber, charge or otherwise dispose of any right to benefits payable hereunder shall be void.

8. DEATH BENEFITS.

The Participant may designate a beneficiary or beneficiaries (contingently or successively) to whom any benefit hereunder and under the Plan is to be paid in the event of his or her death and, from time to time, may change his or her designated beneficiary. A beneficiary designation shall be made in writing in a form prescribed by the Committee and delivered to the Corporation while the Participant is alive. If there is no designated beneficiary surviving at the death of the Participant, payment of any death benefit of the Participant shall be paid to the Participant’s executor, administrator or legal representative.

9. AMENDMENT

The terms of this Agreement shall be subject to the terms of the Plan, as the Plan may be amended from time to time by the Committee or the Board unless any such amendment by its terms or by its clear intent is inapplicable to this Agreement. The Committee shall have full authority and discretion to modify at any time the terms and conditions of this Agreement. Notwithstanding, no amendment of the Plan or the terms and conditions of this Agreement shall impair the rights of the Participant under any award previously granted, except to comply with law or with consent of the Participant.

10. PARTICIPANT ACKNOWLEDGMENT.

By accepting this grant, the Participant acknowledges receipt of a copy of the Plan, and acknowledges that all decisions, determinations and interpretations of the Committee in respect of the Plan, this Agreement and the RSUs granted hereunder shall be final and conclusive.

IN WITNESS WHEREOF, the parties have executed this Agreement effective the day and year first above written.

HUTTIG BUILDING PRODUCTS, INC.

By:
Title:

PARTICIPANT

«First_Name_» «Last_Name_»